Clover Health Medicare Advantage PPO Plans Earn 5 Star Rating for 2027

Star ratings support Clover’s continued ability to offer market-leading and low out-of-pocket costs for members
WILMINGTON, Del., Oct. 8, 2026 (GLOBE NEWSWIRE) -- Clover Health Investments, Corp. (Nasdaq: CLOV) (“Clover,” “Clover Health” or the “Company”), today announced that the Centers for Medicare & Medicaid Services (“CMS”) has awarded its PPO Medicare Advantage (“MA”) plans a rating of 5 Stars and its HMO MA plan a rating of 4.5 Stars for 2027, which will affect payment year 2028. Through the first half of 2026, Clover Health grew Medicare Advantage membership ~48% year-over-year to more than 157,000 members, with ~98% enrolled in its wide-network PPO plans. At 5 Stars, Clover’s PPO plans will be able to enroll beneficiaries year round.
Each year, CMS assigns Star ratings to Medicare Advantage and Part D contracts on its healthcare quality and drug plan, and issues a Star rating on a scale of 1 to 5 Stars. These ratings affect payments to Medicare Advantage plans. For the 2027 Star Ratings, Clover’s overall Star rating was driven by improvements across Stars domains.
In light of the decision in Clover Insurance Company v. Department of Health & Human Services, Civ. A. No. 25-142 (S.D. Ga.) issued on May 27, 2026, which is on appeal, CMS calculated Clover’s rating for its PPO plans removing the 20 measures included in the court decision, awarding Clover’s PPO plans 5 Stars. With the 20 measures included, Clover’s PPO plans would have received 4.5 Stars.
Additionally, for the third year in a row, Clover has continued its market-leading performance on core Healthcare Effectiveness Data and Information Set (“HEDIS®”1) measures with a score of
1 HEDIS® is a registered trademark of the National Committee for Quality Assurance (NCQA)

4.82 out of 5 Stars2, again ranking #1 among non-SNP PPO plans with over 2,000 members. HEDIS is a set of performance measures used to assess aspects of care quality, including preventive screenings and management of health issues such as diabetes, cancer, and heart disease. Clover’s HEDIS score remains consistent at 4.82 out of 5 Stars regardless of the CMS methodology used for 2027, demonstrating the strength of a care model powered by Counterpart Assistant that surfaces relevant information for physicians to identify care needs and support better-informed clinical decisions.
“Success in the Star ratings system means an enhanced ability to support our members and to continue to provide them market leading plans. We also continue to support reforms to the Stars program that more closely align these ratings with meaningful improvements in members’ health and value for the Medicare program,” said Andrew Toy, CEO of Clover Health. “We are particularly proud of our core HEDIS measures performance, which assess important aspects of preventive care and chronic disease management. Our focus remains on giving physicians the tools to deliver proactive care across our wide PPO network, supported by our Counterpart Assistant platform.”
“Our teams have worked incredibly hard over the last several years, and we’re excited about what this year’s Star rating means for our ability to keep delivering the benefits, affordability, and wide choice of providers that our members count on and trust,” said Jamie Reynoso, CEO of Medicare Advantage, Clover Health. “With a higher Star rating, we are able to further reinvest in even more competitive benefits. This milestone allows us to scale our impact to more people on Medicare without compromising our financial strength or commitment to care quality.”
“We founded Clover with the conviction that improving healthcare requires both the ambition to reimagine it coupled with the willingness to solve hard problems, on a first principles basis,” added Vivek Garipalli, Founder and Executive Chairman of Clover Health. “I’m proud to work closely with our teams on critical aspects of these efforts, and I have a ton of fun doing so as well. This Star rating reflects many, many years of persistence and disciplined execution and
2 This analysis focuses on performance by non-SNP PPO plans with over 2,000 lives as of September 1, 2024, 2025, and 2026 on HEDIS measures applicable to non-SNPs that were used for CMS’s MY 2023, MY 2024, and MY 2025 Star ratings, applying the measure ranges used by CMS.

provides a strong opportunity to build on that foundation moving forward as we continue to seek much-needed reforms.”
To learn more about Clover Health and its Medicare Advantage plans, visit www.cloverhealth.com. For providers, health systems and plans interested in learning about how they can use Clover’s proprietary technology stack to succeed in value-based care, visit www.counterparthealth.com.
Federal Contracting Disclaimer: Clover Health is a Preferred Provider Organization (PPO) and a Health Maintenance Organization (HMO) with a Medicare contract. Enrollment in Clover Health depends on contract renewal.
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.
Forward-Looking Statements:
Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, its anticipated financial results associated with CMS’ 2027 Stars ratings of 5.0 for Clover’s PPO MA plans and its 2027 Stars rating of 4.5 for Clover’s HMO plan, future financial outlook, future membership growth and retention, Clover assistant usage and investment, and cost efficiency initiatives, as well as our expectations related to Clover’s

GAAP and Adjusted EBITDA profitability, liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2026, and in our subsequent filings with the SEC, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. For our members, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. For healthcare providers outside Clover Health's Medicare Advantage plan, we extend the benefits of our data-driven technology platform to a wider audience via our subsidiary, Counterpart Health, and aim to enable enhanced patient outcomes and reduced healthcare costs on a nationwide scale. Clover Health has published data demonstrating the technology’s impact on Medication Adherence, Congestive Heart Failure, Chronic Obstructive Pulmonary Disease, and in Underserved Populations as well as the earlier identification and management of Diabetes and Chronic Kidney Disease.

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